DURABLE POWER OF ATTORNEY

I, Jerry Moyes, individually and in all other capacities, including, without limitation, as stockholder, partner, member, proprietor, owner, trustee, director, officer, agent, employee, or manager of any entity listed on the attached Exhibit A (the "listed entity" or "listed entities") or any other entity or trust formed before or after the date hereof in which I directly or indirectly have an ownership or management interest or act as a fiduciary, hereby appoint Earl H. Scudder my attorney in fact and my proxy for any voting purposes, whether by written consent, resolution, or any other form of voting. I intend this Power of Attorney to be without restriction such that my attorney in fact may sign any document and perform any act on my behalf individually or in any other capacity I may serve. I hereby grant to my attorney in fact full power and authority to do, exercise, and perform any and every act, power, duty, right, or obligation whatsoever that I now have, or may hereafter acquire the legal right, power, or capacity to do, exercise, or perform, in connection with, arising from, or relating to any person, item, transaction, thing, business, property, real or personal, tangible or intangible, or matter whatsoever and to do, take, and perform all and every act and thing whatsoever required to exercise any of the rights and powers herein granted, as fully as I might or could do myself if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my attorney in fact, or my attorney in fact's substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This durable power of attorney shall not expire or become stale upon the passage of time but is intended to continue in force until I revoke it in a signed writing delivered to the foregoing attorney in fact.

If my attorney in fact shall be subject to any legal claim arising out of anything done or not done in accordance with this durable power of attorney, my attorney in fact shall be entitled to indemnify himself from my individual assets or the assets of any listed entity or other entity or trust formed before or after the date hereof as described above, except in the event of his gross negligence or criminal misconduct. My attorney in fact shall not be liable to any person for any action taken or not taken under this instrument, except in the event of his gross negligence or criminal misconduct. If my attorney in fact shall take any action under this power of attorney after the power of attorney has been revoked, but without knowledge of such revocation, my attorney in fact shall not be liable to me, my estate, or any of the listed entities and shall be indemnified from liability by me, my estate, or any of the listed entities.

I acknowledge that by serving in such capacity at my request, neither Earl H. Scudder nor Scudder Law Firm, P.C., L.L.O. is assuming any responsibility to comply with any federal, state, or local law or regulation, contractual, or other obligation.

I, Jerry Moyes, the principal, sign my name to this power of attorney this 9th day of April, 2004, and, being first duly sworn, do declare to the undersigned authority that I sign and execute this instrument as my power of attorney and that I sign it willingly, or willingly direct another to sign for me, that I execute it as my free and voluntary act for the purposes expressed in the power of attorney, and that I am eighteen years of age or older, of sound mind, and under no constraint or undue influence.

Date: April 9, 2004	/s/ Jerry Moyes
Jerry Moyes, Individually and in all other capacities

I, Kathy J. Painter, the witness, sign my name to the foregoing power of attorney being first duly sworn and do declare to the undersigned authority that the principal signed and executed this instrument as his power of attorney and that he signed it willingly, or willingly directed another to sign for him, and that I, in the presence and hearing of the principal, sign this power of attorney as witness to the principal's signing and that to the best of my knowledge the principal is eighteen years of age or older, of sound mind, and under no constraint or undue influence.

Date: April 9, 2004	/s/ Kathy J. Painter
Kathy J. Painter, Witness

STATE OF ARIZONA	)
) ss:
COUNTY OF MARICOPA	)

Subscribed, sworn to, and acknowledged before me by Jerry Moyes, the principal, and subscribed and sworn to before me by Kathy J. Painter, the witness, this 9th day of April, 2004.

/s/ Amy Magnussen
Notary Public

EXHIBIT A

Arizona Hockey Management, Inc.
Central Freight Lines, Inc.
Central Leasing, Inc.
Central Refrigerated Service, Inc.
Central Refrigerated Transportation, Inc.
Circle Cross Ranch, LLC
class.com Inc.
Coyotes Hockey, LLC
Coyotes Holdings LLC
Coyotes Oak Park
DST Leasing, LLC
El Dorado Splash
Imaginetics
Imaginetics Development
Interstate Equipment Leasing, Inc.
isoft.com
Jerry and Vickie Moyes Family Trust
Jerry and Vickie Moyes Irrevocable Children's Trust
Jerry and Vickie Moyes Irrevocable Insurance Trust
JM Land Development, LLC
JM Land Development II, LLC
JVM Associates G.P.
Lake Powell Antelope Marina
Los Arcos Firebird Investments, LLC
Los Arcos Hockey, LLC
Los Arcos Sports, LLC
Moyes Investment Limited Partnership
Park Central Mall, LLC
Phoenix Arena Development Corporation
Phoenix Arena Sports Corporation
Power Marine & Motor Sports
Ridgeway
SME Industries.
SME Steel, Inc.
SME Steel Contractors
Southwest Development Partners
Southwest Premier Properties
Sports Jet, LLC
Spray Kats, LLC
Swift Air, LLC
Swift Aviation Group Services
Swift Aviation, Inc.
Swift Motor Sports
Swift Motorcycle Co., LLC
Swift Transportation Co., Inc.
VJM Investments, LLC
WareOnEarth Communications Corporation
WareOnEarth Communications, Inc.